Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-121231 and 333-175785 on Form S-8  of our report, dated March 21, 2013, relating to the consolidated financial statements of SuperCom Ltd ("the Company”) for the year ended December 31, 2012, appearing  in this Annual report on Form 20-F of the Company.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel

April 24, 2013